EXHIBIT 10.48

MASTER AGREEMENT

MASTER AGREEMENT (“Agreement”) dated as of November 18, 2013 (“Effective Date”) between Fiserv Solutions, Inc., a Wisconsin corporation with offices located at 255 Fiserv Dr. Brookfield, WI 53045 (“Fiserv”), and Mercantile Bank of Michigan, with offices located at 310 Leonard Street NW, Grand Rapids, MI 49504 (“Client”).

Fiserv and Client hereby agree as follows:

1. Deliverables.

(a) General. Fiserv, itself and through its Affiliates (as defined herein), agrees to provide to Client, and Client agrees to obtain from Fiserv, the services (“Services”) and software and other products (“Products”) (collectively, “Deliverables”) described in the attached Exhibits, subject to the terms set forth in this Agreement and in the applicable Exhibit. “Affiliate” means an entity that controls, is controlled by, or is under common control with a party, where “control” means the direct or indirect ownership of more than 50% of the voting securities of such entity or party. Each Exhibit will be deemed to incorporate all of the terms of this Agreement. Use of the term “Exhibit” throughout this Agreement shall include any Schedules attached to such Exhibit. Exhibits and Schedules attached as of the Effective Date are listed below.

Account Processing Services Schedule to the ASP Services Exhibit

Amendment to Agreement for Buisiness Online Services

EFT Services Schedule to ASP Services Exhibit

ACCEL Network Membership Exhibit to Master Agreement

Additional Entities and Deliverables. The parties or their Affiliates may add Deliverables to this Agreement by adding an appropriate new Exhibit or Schedule to this Agreement incorporating the added Deliverables and/or Affiliates, as applicable. When Deliverables are received by a Client Affiliate or provided by a Fiserv Affiliate under an Exhibit, then for the purposes of that Exhibit, references to “Client” or “Fiserv” in this Agreement will be deemed to include the applicable Client Affiliate or Fiserv Affiliate. An Affiliate’s execution of an amendment to receive or provide Deliverables hereunder shall constitute such Affiliate’s agreement to be bound by the terms of this Agreement.

2. Fees for Deliverables.

(a) General. Client agrees to pay Fiserv: (i) fees for Deliverables as specified in the Exhibits, (ii) out-of-pocket and other additional charges pursuant to Section 2(b), and (iii) Taxes as defined in Section 2(c). Fees may be increased as set forth in the Exhibits.

(b) Additional Charges. Client shall pay travel and living expenses and other out-of-pocket expenses reasonably incurred by Fiserv in connection with the Deliverables. As applicable, such out-of-pocket expenses shall be incurred in accordance with Fiserv’s then-current corporate travel and expense policy. If an out-of-pocket expense is listed in an Exhibit, such expense may be changed to reflect changes issued by the applicable vendor.

(c) Taxes. Client is responsible for the payment of all sales, use, excise, value added, withholdings and other taxes and duties however designated that are levied by any taxing authority relating to the Deliverables (“Taxes”). All Fees and other charges under any Exhibit are exclusive of Taxes. Client shall reimburse Fiserv for those Taxes that Fiserv is required to remit on behalf of Client. In no event shall Taxes include taxes based on Fiserv’s income.

(d) Payment Terms. Invoices are due and payable Client’s receipt of such invoice. Client shall pay Fiserv through the Automated Clearing House, unless otherwise set forth in the Exhibits, within thirty (30) days of Client’s receipt of such invoice. If any invoiced amounts remain unpaid 30 days after Client’s receipt of invoice, Client shall pay a monthly late charge based on the unpaid amounts equal to the lesser of 1.5% or the highest amount allowed by law until such invoice amount is paid in full. Client shall neither make nor assert any right of deduction or set-off from amounts invoiced.

3. Confidentiality and Ownership. The provisions of this Section 3 survive any termination or expiration of this Agreement.

(a) Definitions.

(i)	“Client Information” means the following types of information of Client and its Affiliates obtained or accessed by Fiserv from or on behalf of Client or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement: (A) trade secrets and proprietary information; (B) customer lists, business plans, information security plans, business continuity plans, and proprietary software programs; (C) any personally identifiable information, defined as information that can be identified to a particular person without unreasonable effort, such as the names, account numbers (when accompanied by another identifier), and social security numbers of Client’s customers (“Client PII”); and (D) any other information received from or on behalf of Client or its Affiliates that Fiserv could reasonably be expected to know is confidential.

(ii)	“Fiserv Information” means the following types of information of Fiserv and its Affiliates obtained or accessed by Client from or on behalf of Fiserv or its Affiliates in connection with this Agreement or any discussions between the parties regarding new services or products to be added to this Agreement: (A) trade secrets and proprietary information (including that of any Fiserv client, supplier, or licensor); (B) client lists, information security plans, business continuity plans, all information and documentation regarding the Deliverables, all software Products (including software modifications and documentation, databases, training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs embodied or incorporated therein), and the terms and conditions of this Agreement; (C) any nonpublic personally identifiable information, defined as information that can identified to a particular person without unreasonable effort, such as the names and social security numbers of Fiserv employees; and (D) any other information and data received from or on behalf of Fiserv or its Affiliates that Client could reasonably be expected to know is confidential.

(iii)	“Information” means Client Information and/or Fiserv Information, as applicable. No obligation of confidentiality applies to any Information that: (A) the receiving entity (“Recipient”) already possesses without obligation of confidentiality, develops independently without reference to Information of the disclosing entity (“Discloser”), or rightfully receives without obligation of confidentiality from a third party; or (B) except for Client PII, is or becomes publicly available without Recipient’s breach of this Agreement.

(b) Obligations. Recipient agrees to hold as confidential all Information it receives from the Discloser. All Information shall remain the property of Discloser or its suppliers and licensors. Recipient will use the same care and discretion to avoid disclosure of Information as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. Recipient may only use Information for the lawful purposes contemplated by this Agreement, including in the case of Fiserv use of Client Information for fulfilling its obligations under this Agreement, performing, improving and enhancing the Deliverables, and developing data analytics models to produce analytics-based offerings. Client agrees that prior to providing Fiserv access to any Client PII, Client shall ensure that any necessary consent has been obtained that is required by law or regulation for Fiserv to access the information and to use it pursuant to the terms set forth in this Agreement. Fiserv specifically agrees not to use or disclose any “non-public personal information” about Client’s customers in any manner prohibited by Title V of the Gramm-Leach-Bliley Act or the regulations issued thereunder, as the foregoing may be amended (“GLB”), as applicable to Fiserv. Recipient may disclose Information to: (i) its employees and employees of permitted subcontractors and Affiliates who have a need to know; (ii) its attorneys and accountants as necessary in the ordinary course of its business; and (iii) any other person with Discloser’s prior written consent (the foregoing, collectively, “Representatives”). Each party is responsible for its Representative’s compliance with the provisions of this Agreement, and shall remain primarily liable if for that party’s Representative’s unauthorized disclosure or use of, or access to, the other party’s Information in the context of the engaging party’s engagement of that Representative. Before disclosure to any of the above persons, Recipient will have a written agreement with (or in the case of clause (ii) a professional obligation of confidentiality from) such person sufficient to require that person to treat Information in accordance with the requirements of this Agreement, and Recipient will remain responsible for any breach of this Section 3 by any of the above persons. Fiserv as Recipient may also disclose Client Information to third party vendors designated by Client. Recipient may disclose Information to the extent required by law or legal process, provided that: (A) Recipient gives Discloser prompt notice, if legally permissible, so that Discloser may seek a protective order; (B) Recipient reasonably cooperates with Discloser (at Discloser’s expense) in seeking such protective order; and (C) all Information shall remain subject to the terms of this Agreement in the event of such disclosure. At Recipient’s option, Information will be returned to Discloser or destroyed (except as may be contained in back-up files created in the ordinary course of business that are recycled in the ordinary course of business over an approximate 30- to 90-day period or such longer period as required by applicable Law (as defined below), provided that Information on such back-up files shall continue to be treated as Information under this Agreement until such destruction occurs) at the termination or expiration of this Agreement or the applicable Exhibit and, upon Discloser’s request, Recipient will certify to Discloser in writing that it has complied with the requirements of this sentence. Recipient acknowledges that any breach of this Section 3 may cause irreparable harm to Discloser for which monetary damages alone may be insufficient, and Recipient therefore acknowledges that Discloser shall have the right to seek injunctive or other equitable relief against such breach or threatened breach, in addition to all other remedies available to it at law or otherwise.

(c) Ownership. With the exception of Client Information, all information, reports, studies, object and source code (including without limitation the Products and all modifications, enhancements, additions, upgrades, or other works based thereon or related thereto), flow charts, diagrams, specifications, and other tangible or intangible material of any nature whatsoever produced by Fiserv or jointly with Client or by any of Fiserv’s or Client’s employees or agents, through or as a result of or related to any of the Deliverables provided hereunder or development of any data analytics models hereunder, and all patents, copyrights, and other proprietary rights related to each of the foregoing, shall be the sole and exclusive property of Fiserv or its Affiliates. Client hereby irrevocably assigns and transfers to Fiserv all rights, title, and interest in any such works referenced in the foregoing sentence, including without limitation copyrights, patent rights, trade secrets, industrial property rights, and moral rights, and shall execute all documents reasonably requested by Fiserv to perfect such rights. Client shall be entitled to use all such work product in accordance with the applicable terms and conditions of this Agreement.

(d) Restrictions. Without limiting any other obligation set forth in this Section 3, Client shall not use, transfer, distribute, interface, integrate, or dispose of any information or content contained in Deliverables in any manner that competes with the business of Fiserv. Except as expressly authorized in an Exhibit, Client shall not: (i) use the Deliverables to provide services to third parties; or (ii) reproduce, republish or offer any part of the Deliverables (or compilations based on any part of the Deliverables) for sale or distribution in any form over or through any medium.

4. Information Security.

(a) General. Fiserv has implemented and shall maintain an information security program that is designed to meet the following objectives: (i) protect the security and confidentiality of customer information (as defined in GLB); (ii) protect against any anticipated threats or hazards to the security or integrity of such information; (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to any customer; and (iv) ensure the proper disposal of “consumer information” (information obtained from “consumer reports” as defined in the Fair Credit Reporting Act). Fiserv’s information security program will also be designed to comply with the handling of any other Client PII as required by applicable Security Law. Fiserv agrees to use security safeguards for all personal information pertaining to Massachusetts residents in accordance with Massachusetts Regulation 201 CMR 17.00, as may be amended. Upon Client’s written request, Fiserv shall allow Client to review any associated audit reports, summaries of test results or equivalent measures taken by Fiserv to assess whether its information security program meets the foregoing objectives, to the extent and on the same terms such information is made generally available to Fiserv’s other clients. Fiserv shall also take appropriate actions to address incidents of unauthorized access to Client’s “sensitive customer information” (as defined in GLB), including notification to Client as soon as possible of any such incident. As required by an applicable industry security organization (e.g. PCI-SSC) or the applicable regulatory agency having jurisdiction over Client, Fiserv may disclose information regarding any such incident to such organization and such agency. For purposes of this Agreement, “Security Laws” means Federal, state and local privacy laws, statutes, rules and other such regulations directly applicable to Fiserv and its operations as a provider of outsourced data processing and handling Services.

(b) Fiserv Plan. Within 30 days of Client’s written request, Fiserv shall provide to Client a summary of Fiserv’s written information security plan for the applicable Services received by Client, and thereafter upon Client’s request will provide updates on the status of such information security plan.

(c) Data Encryption. As applicable to the Deliverables received by Client, Client agrees to comply with Fiserv’s then-current data encryption policies and controls regarding transmission to and from Fiserv of tapes, images, and records maintained and/or produced by Fiserv for Client in connection with the Deliverables (“Client Files”), or other data transmitted to and from Fiserv in connection with the Deliverables (collectively with Client Files, “Data”). If Client requests or requires Fiserv to send, transmit, or otherwise deliver Data to Client or any third party in a non-compliant format or manner, or Client (or third party on Client’s behalf) sends, transmits or otherwise delivers Data to Fiserv in a non-compliant format or manner, then, notwithstanding any other provision of this Agreement: (i) Client understands and accepts all risk of transmitting Data in an unencrypted or otherwise noncompliant format; and (ii) Client releases, discharges, and shall indemnify and hold harmless Fiserv and its employees, officers, directors, agents, and Affiliates from any and all liability, damage, or other loss under this Agreement or otherwise suffered by or through Client or suffered by any of the indemnified entities arising out of the transmission, destruction, or loss of such Data, including without limitation any information security or privacy breach related to such Data. Notwithstanding the foregoing, the provisions of this subsection shall not relieve either party of its obligations and/or liabilities related to its and its Representatives access and use of the other party’s Information, including Client PII, that are unrelated to the use of the foregoing encryption standards.

(d) Examination of Client Files. Client Files may be subject to examination by such federal, state, or other governmental regulatory agencies as may have jurisdiction over Client’s business to the same extent as such records would be subject if maintained by Client on its own premises. Client agrees that Fiserv may give all reports, summaries, or information contained in or derived from the data or information in Fiserv’s possession relating to Client when formally requested to do so by a regulatory or government agency. Fiserv reserves the right to charge Client at Fiserv’s then-current rates for any assistance provided in response to regulatory requests, government agency requests, and legal process requests such as subpoena or search warrant, in each case to the extent related to Client, Client Files and/or Client Information, whether issued during or after the term of this Agreement.

(e) Identity Theft. Fiserv agrees that whenever it performs an activity for Client under this Agreement in connection with one or more “covered accounts” as defined in the regulations and guidelines promulgated pursuant to Section 114 of the Fair and Accurate Credit Transactions Act of 2003, as may be amended (“FACTA”), Fiserv will conduct that activity in accordance with reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft. Whenever Fiserv detects a relevant “Red Flag” it will promptly report that to Client.

5. Hiring and Employment.

(a) Background Checks. Neither party shall knowingly permit any of its employees and permitted subcontractors (collectively, “Personnel”) to have access to the premises, Information, or other records or data of the other party when such employee: (i) uses drugs illegally; or (ii) has been convicted of a crime in connection with a dishonest act or a breach of trust, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. 1829(a) (a “Conviction”). Consistent with Fiserv’s employment practices, newly hired Fiserv employees are required to pass both a pre-employment criminal background check and are required to pass a pre-employment drug screening, as permitted by law, and Fiserv periodically confirms that employees have not acquired any Convictions subsequent to hiring. Upon Client’s reasonable request and at Client’s expense, Fiserv may perform more frequent confirmation checks or utilize additional reasonable background checking criteria for those of Fiserv’s employees who will have access to Client facilities or Client’s networks and computer systems located at Client facilities. The results of all such background checks shall be retained solely by Fiserv or the third party performing such screening on behalf of Fiserv.

(b) Equal Employment. Each party agrees that it shall not discriminate against any employee or applicant for employment because of race, creed, color, age, sex, national origin, marital status, liability for service in the armed forces, disability due to veteran status, status as veteran of the Vietnam era or handicap, and each party shall comply with all applicable requirements of the Equal Opportunity Clause set forth in Executive Order 11246, as amended, and its implementing instructions, as well as the Rehabilitation Act of 1973 and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974.

6. Warranties.

(a) By Fiserv. Fiserv warrants that: (i) no contractual obligations exist that would prevent Fiserv from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it will comply with all laws, rules and regulatory requirements applicable to Fiserv’s operations used in the performance of its obligations under this Agreement.

(b) By Client. Client represents and warrants that: (i) no contractual obligations exist that would prevent Client from entering into this Agreement; (ii) it has the requisite authority to execute, deliver, and perform its obligations under this Agreement; and (iii) it will comply with all laws, rules and regulatory requirements applicable to its receipt and use of Deliverables under this Agreement.

(c) THE WARRANTIES STATED ABOVE AND IN THE EXHIBITS, IF ANY, ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE PARTIES. FISERV DOES NOT REPRESENT THAT THE DELIVERABLES MEET CLIENT’S REQUIREMENTS OR THAT THE OPERATION OF THE DELIVERABLES WILL BE UNINTERRUPTED OR ERROR-FREE. CLIENT ACKNOWLEDGES THAT IT HAS INDEPENDENTLY EVALUATED THE DELIVERABLES AND THEIR APPLICATION TO CLIENT’S NEEDS. FISERV DISCLAIMS, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER REPRESENTATIONS, CONDITIONS, OR WARRANTIES, EXPRESS AND IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY ARISING FROM A COURSE OF DEALING OR USAGE OR TRADE. CLIENT MAY NOT MAKE ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, ON BEHALF OF FISERV, ITS AFFILIATES OR THEIR RESPECTIVE THIRD PARTY PROVIDERS OR LICENSORS TO ANY AUTHORIZED USER OR ANY OTHER PARTY IN CONNECTION WITH THE DELIVERABLES WITHOUT FISERV’S EXPRESS PRIOR WRITTEN CONSENT.

7. Indemnification.

8. Limitation of Liability.

(a) EXCEPT AS IT RELATES TO MISAPPROPRIATION OR MISUSE OF A PARTY’S INTELLECTUAL PROPERTY OR OTHER SUCH PROPRIETARY INFORMATION, OR BREACH OF CLIENT’S OBLIGATIONS RELATING TO PAYMENT, INDEMNIFICATION, ASSIGNMENT, EXCLUSIVITY AND/OR NON-DISCLOSURE, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR TORT DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT, CONTRACT, OR OTHERWISE. EXCEPT FOR CLAIMS RELATED TO PROPRIETARY RIGHTS OR PAYMENT OBLIGATIONS, NEITHER PARTY MAY ASSERT ANY CLAIM AGAINST THE OTHER RELATED TO THIS AGREEMENT MORE THAN 2 YEARS AFTER SUCH CLAIM ACCRUED. FISERV’S AGGREGATE LIABILITY TO CLIENT AND ANY THIRD PARTY FOR ANY AND ALL CLAIMS OR OBLIGATIONS RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV UNDER THE SCHEDULE RESULTING IN SUCH LIABILITY IN THE 12 MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED.

(b) NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE FOREGOING LIMITATIONS SHALL NOT APPLY TO EITHER PARTY’S OR ITS PERSONNEL’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT TO THE EXTENT SUCH LIABILITY CANNOT BE LIMITED UNDER APPLICABLE LAW.

9. Term and Termination.

(a) Term. This Agreement shall be effective on the Effective Date and shall remain in effect until the term of all outstanding Exhibits has expired or such Exhibits have terminated, unless otherwise terminated as provided herein. The term for Deliverables may be set forth in the applicable Exhibit. An Exhibit that does not state a term will be effective from its last date of execution until terminated in accordance with this Agreement or the Exhibit.

(b) Termination. In addition to termination rights set forth in any Exhibit:

(i)	Either party may, upon written notice to the other, terminate: (A) any Schedule if the other party materially breaches its obligations under that Schedule or under this Agreement with respect to that Schedule, and the breaching party fails to cure such material breach within 90 days following its receipt of written notice stating, with particularity and in reasonable detail, the nature of the alleged breach; or (B) this Agreement if the other party materially breaches its obligations with respect to the non-breaching party’s Information or other intellectual property; and the breaching party fails to cure such material breach within 90 days following its receipt of written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

(ii)	If any invoice not subject to a good faith dispute (in accordance with Section 2(d) above) remains unpaid by Client 30 days after due, Fiserv may, upon 30 days’ written notice to Client, terminate: (A) the Schedule and/or Client’s access to and use of Deliverables to which the payment failure relates; or (B) this Agreement if such unpaid amounts constitute a material portion of annual charges due under this Agreement.

(c) Remedies. Remedies contained in this Section 8 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

10. Dispute Resolution. Before initiating legal action against the other party relating to a dispute herein, the parties agree to work in good faith to resolve disputes and claims arising out of this Agreement. To this end, either party may request that each party designate an officer or other management employee with authority to bind such party to meet to resolve the dispute or claim. If the dispute is not resolved within 30 days of the commencement of informal efforts under this paragraph, either party may pursue formal legal action. This paragraph will not apply if expiration of the applicable time for bringing an action is imminent and will not prohibit a party from pursuing injunctive or other equitable relief to which it may be entitled.

11. Audit.

(a) Fiserv Operations and Security. Client acknowledges and agrees that Fiserv is subject to certain examinations by the Federal Financial Institutions Examination Council (“FFIEC”) regulators and agencies. Client acknowledges and agrees that reports of such examination of Fiserv business units are available to Client directly from the relevant FFIEC agencies. Fiserv employs an internal auditor responsible for reviewing the integrity of its processing environments and internal controls.

(b) Billing Records. Upon Client’s reasonable request in writing no more frequently than once every 12 months, Fiserv shall provide Client with documentation supporting the amounts invoiced by Fiserv hereunder for the 12-month period preceding such Client request. If such documentation reveals the amounts paid to Fiserv exceed the amounts to which Fiserv is entitled and such amounts are independently verified, Fiserv shall promptly remit or otherwise credit to Client the amount of such overpayment. Conversely, if such documentation reveals the amounts paid to Fiserv are less than the amounts owed, Client shall promptly remit the amount of such underpayment to Fiserv. Invoices dated prior to the 12-month review period hereunder shall be deemed correct. Fiserv reserves the right to charge Client for any assistance required in connection with an audit at Fiserv’s then-current rates.

12. General.

(a) Binding Agreement; Assignment. This Agreement is binding upon the parties, their participating Affiliates, and their respective successors and permitted assigns. Neither this Agreement nor any part thereof or interest therein may be sold, assigned, transferred, pledged, or otherwise disposed of by Client, whether pursuant to change of control, by operation of law or otherwise, without Fiserv’s prior written consent, which will not be unreasonably withheld or conditioned or unduly delayed. either party, without the other party’s prior written consent. Client agrees that Fiserv may assign all or part of this Agreement and may subcontract any obligations to be performed hereunder; provided that any such subcontractors shall be required to comply with all applicable terms and conditions of this Agreement, and Fiserv shall remain liable for the performance of any such subcontractors and for such subcontractors’ compliance with the applicable provisions of this Agreement.

(b) Entire Agreement; Amendments. This Agreement, including its Exhibits and Schedules, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto and the terms of all existing or future purchase orders and acknowledgments. Each party hereby acknowledges that it has not been induced to enter into this Agreement by virtue of, and is not relying on, any representation made by the other party not embodied herein, any term sheets or other correspondence preceding the execution of this Agreement, or any prior course of dealing between the parties, including without limitation any statements concerning product or service usage or the financial condition of the parties. The protections of this Agreement shall apply to actions of the parties performed in preparation for and anticipation of the execution of this Agreement. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. If the terms of any Exhibit or Schedule conflict with the terms of this Agreement, this Agreement shall control unless the applicable Exhibit or Schedule expressly states that its terms control. If the terms of any Schedule conflict with the terms of the Exhibit to which such Schedule is attached, the terms of the Schedule shall control.

(c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

(d) Governing Law; Jury Trial Waiver. This Agreement will be governed by the substantive laws of the State of New York, without reference to provisions relating to conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. Both parties agree to waive any right to have a jury participate in the resolution of any dispute or claim between the parties or any of their respective Affiliates arising under this Agreement.

(e) Force Majeure. With the exception of Client’s payment obligations, neither party shall be responsible for delays or failures in performance resulting from acts of God, acts of civil or military authority, fire, flood, strikes, war, epidemics, pandemics, shortage of power, telecommunications or Internet service interruptions or other acts or causes reasonably beyond the control of that party. The party experiencing the force majeure event agrees to give the other party notice promptly following the occurrence of a force majeure event, and to use diligent efforts to re-commence performance as promptly as commercially practicable.

(f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) confirmed facsimile; or (iii) nationally recognized overnight courier service to the other party at the addresses listed on page 1 or to such other address or person as a party may designate in writing. All such notices shall be effective upon receipt.

(g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

(h) Prevailing Party. The prevailing party in any arbitration, suit, or action brought by one party against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive, in addition to such other relief as the arbitrators or court may award, its reasonable costs and expenses, including without limitation all attorneys’ fees, expert witness fees, litigation-related expenses and arbitrator and court or other costs incurred in such proceeding or otherwise in connection with bringing such arbitration, suit, or action. For purposes of this Agreement, a party is “prevailing” if that party prevails on the central issue raised in the action or claim, regardless of the amount of damages awarded or otherwise owed, if any. A party may prevail by judgment or decision in that party’s favor, consent decree, settlement agreement or voluntary dismissal with or without prejudice.

(i) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement (e.g., without limitation, confidentiality, privacy/data security, indemnification, limitations of liability, etc.) shall survive the expiration or termination of this Agreement.

(j) Recruitment of Employees. Client shall not, without Fiserv’s prior written consent, directly or indirectly, solicit for employment or hire any Restricted Employee (as defined herein) while such person is employed by Fiserv and for the 12-month period starting on the earlier of: (i) termination of such Restricted Employee’s employment with Fiserv; or (ii) termination or expiration of this Agreement. “Restricted Employee” means any former or current employee of Fiserv or its Affiliates that Client became aware of or came into contact with during Fiserv’s performance of its obligations under this Agreement. Notwithstanding the foregoing, this subsection shall not prohibit Client from placing general employment advertisements or solicitations not specifically targeted to Fiserv’s employees or hiring employees who respond to such advertisements.

(k) Publicity. Except as authorized herein, Client will not use the name, trademark, service mark, logo or other identifying marks of Fiserv or any of its Affiliates in any sales, marketing, or publicity activities, materials, or website display without the prior written consent of Fiserv. Any such authorized or approved use shall at all times comply with Fiserv’s Trademark Usage Guidelines (or such other requirements and/or guidelines) set forth on Fiserv’s corporate website and other requirements issued or otherwise made available by Fiserv. Otherwise, neither party will use the other party’s name, trademarks or service marks or refer to the other party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter to the extent the materials in such media release, announcement or disclosure have not previously been made publicly available, without the other party’s prior written permission to do so; provided, however, that Fiserv may issue a press release regarding this Agreement, including its renewal and the addition of Deliverables, subject to Client’s review and approval, which shall not be unreasonably withheld or unduly delayed. The foregoing restriction includes a restriction on the use of any Fiserv names, trademarks, service marks, logos or other identifying marks in any sales, marketing, publicity activities or materials or website displays. Any authorized or approved use of any Fiserv marks or designations shall at all times comply with Fiserv’s Trademark Usage Guidelines (or such other requirements and/or guidelines) set forth on Fiserv’s corporate website and other requirements issued or otherwise made available by Fiserv.

(l) Independent Contractors. Client and Fiserv expressly agree they are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as expressly authorized herein or in the Exhibits, this Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other.

(m) No Third Party Beneficiaries. Except with respect to Indemnitees and as expressly set forth in any Schedule or Exhibit hereto, no third party shall be deemed to be an intended or unintended third party beneficiary of this Agreement.

(n) Counterparts; Signatures. This Agreement and any Exhibits hereto may be executed in counterparts, each of which shall be deemed an original and which shall together constitute one instrument. Signatures transmitted by facsimile or electronically via PDF or similar file delivery method shall have the same effect as an original signature, provided that in no event shall the Agreement or any amendment or other document hereunder be executed by placing or inserting a digital signature file into such document.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

For Client:		For Fiserv:

Mercantile Bank of Michigan		Fiserv Solutions, Inc.

By:	/s/ John Schulte	By:	/s/ James Cross
Name:	John Schulte	Name:	James Cross
Title:	SVP – Chief Information Officer	Title:	Authorized Signatory